Exhibit 10.12

NYIAX, INC.

2021 EQUITY INCENTIVE PLAN

STOCK OPTION AGREEMENT

Unless otherwise defined herein, the terms defined in the NYIAX, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) shall have the same defined meanings in this Stock Option Agreement (this “Option Agreement”).

1.	Notice of Stock Option Grant.

Name:

Address:	______________
______________

The undersigned Participant has been granted an option to purchase Common Stock (hereinafter, this “Option”), subject to the terms and conditions of the Plan and this Option Agreement, as follows:

Date of Grant:	_____________

Vesting Commencement Date:	Date of Grant

Exercise Price per Share:	$ ___________

Total Number of Shares Granted:	_____________

Total Exercise Price:	$ ____________

Type of Option:	____________ Incentive Stock Option

_______________ Nonstatutory Stock Option

Term/Expiration Date:	_____________ (__ years from Date of Grant)

Vesting Schedule:

Add time-based or performance-based vesting criteria.

Sample Time-Based Vesting Schedule: This Option is exercisable only to the extent Service Provider is vested in the Shares underlying this Option. So long as the Participant’s status as a Service Provider does not terminate, the total number of Shares underlying this Option shall vest in accordance with the following schedule: 50% of the Shares shall vest on the Date of Grant and the other 50% shall vest on the one year anniversary of the Date of Grant.

Sample Performance -Based Vesting Based on EBITDA: This Option shall be exercisable, in whole or in part, when the target EBITDA of the Company is reached pursuant to the following vesting schedule provided Participant is employed by the Company on the dates such Performance Target is achieved. EBITDA shall be based on the Company’s year-end financial statement. Participant must be employed on the date of such financial statement in order to be deemed employed when the performance target is achieved.

Signature Page to Stock Option Agreement

Performance Target – EBITDA	Option Shares Vested

Termination Period:

This Option shall be exercisable for three (3) months after Participant ceases to be a Service Provider, unless such termination is due to Participant’s death or Disability, in which case this Option shall be exercisable for twelve (12) months after Participant ceases to be a Service Provider, provided, that, notwithstanding anything to the contrary in the foregoing, if Participant ceases to be a Service Provider due to a termination for Cause or resignation under Cause circumstances, or if Participant breaches any restrictive covenant in favor of the Company or any its affiliates (including, without limitation, those set forth in this Option Agreement), this Option (whether or not vested) shall terminate.

Notwithstanding the foregoing sentence, in no event may this Option be exercised after the Term/Expiration Date as provided above, and this Option may be subject to earlier termination as provided in Section 13 of the Plan.

2.	Agreement.

A. Grant of Option. The Administrator hereby grants, to the individual named in the Notice of Stock Option Grant in Section 1 of this Option Agreement (“Participant”), this Option to purchase the number of Shares set forth in the Notice of Stock Option Grant, at the exercise price per Share set forth in the Notice of Stock Option Grant (the “Exercise Price”), and subject to the terms and conditions of the Plan, which is incorporated herein by reference. Subject to Section 18 of the Plan, in the event of a conflict between the terms and conditions of the Plan and this Option Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Stock Option Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. Nevertheless, to the extent that it exceeds the $100,000 rule of Code Section 422(d), this Option shall be treated as a Nonstatutory Stock Option (“NSO”). Further, if for any reason this Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, this Option (or portion thereof) shall be regarded as a NSO granted under the Plan. In no event shall the Administrator, the Company or any Parent or Subsidiary or any of their respective affiliates, employees or directors have any liability to Participant (or any other person) due to the failure of this Option to qualify for any reason as an ISO.

Signature Page to Stock Option Agreement

B.  Exercise of Option.

(1) Right to Exercise. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Option Agreement.

(2) Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) or in a manner and pursuant to such procedures as the Administrator may determine, which shall state the election to exercise this Option, the number of Shares with respect to which this Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares and the amount of any applicable tax withholding. The Company shall permit a cashless exercise program in connection with the Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price and the amount of any applicable tax withholding.

No Shares shall be issued pursuant to the exercise of this Option unless such issuance and such exercise comply with Applicable Laws. Assuming such compliance, for income tax purposes, the Shares shall be considered transferred to Participant on the date on which this Option is properly exercised with respect to such Shares.

C. Participant’s Representations. In the event the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), at the time this Option is exercised, Participant shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

D. Lock-Up Period. Participant hereby agrees that Participant shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock (or other securities of the Company) or enter into any swap, hedging or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Common Stock (or other securities of the Company) held by Participant (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities of the Company) not to exceed one hundred and eighty (180) days following the effective date of any registration statement of the Company filed under the Securities Act (or such other period as may be requested by the Company or the underwriters to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2241, or any successor provisions or amendments thereto).

Participant agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, Participant shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company’s securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2(D) shall not apply to a registration relating solely to employee benefit plans on Form S-1 or Form S-8 or similar forms that may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the Common Stock (or other securities of the Company) subject to the foregoing restriction until the end of said one hundred and eighty (180) day (or other) period. Participant agrees that any transferee of this Option or Shares acquired pursuant to this Option shall be bound by this Section 2(D).

Signature Page to Stock Option Agreement

E. Method of Payment. Payment of the aggregate Exercise Price shall be made by any of the following, or a combination thereof, at the election of Participant:

(1) cash;

(2) check;

(3) consideration received by the Company under a cashless exercise program permitted by the Company in connection with the Plan, if any; or

(4) if permitted by the Administrator in its sole discretion, surrender of other Shares which (i) shall be valued at their Fair Market Value on the date of exercise, and (ii) must be owned free and clear of any liens, claims, encumbrances or security interests, and only if accepting such Shares, in the sole discretion of the Administrator, shall not result in any adverse accounting consequences to the Company.

F. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such Shares would constitute a violation of any Applicable Law.

G. Non-Transferability of Option.

(1) This Option may not be transferred in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Participant only by Participant. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

(2) Further, until the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act, or after the Administrator determines that it is, will or may no longer be relying upon the exemption from registration of this Option under the Exchange Act as set forth in Rule 12h-1(f) promulgated under the Exchange Act (the “Reliance End Date”), Participant shall not transfer this Option or, prior to exercise, the Shares subject to this Option, in any manner other than (i) to persons who are “family members” (as defined in Rule 701(c)(3) of the Securities Act) through gifts or domestic relations orders, or (ii) to an executor or guardian of Participant upon the death or disability of Participant. Until the Reliance End Date, this Option and, prior to exercise, the Shares subject to this Option may not be pledged, hypothecated or otherwise transferred or disposed of, including by entering into any short position, any “put equivalent position” or any “call equivalent position” (as defined in Rule 16a-1(h) and Rule 16a-1(b) of the Exchange Act, respectively), other than as permitted in clauses (i) and (ii) of this paragraph.

H. Term of Option. This Option may be exercised only within the term set out in the Notice of Stock Option Grant and may be exercised during such term only in accordance with the Plan and the terms of this Option Agreement.

Signature Page to Stock Option Agreement

I. Tax Obligations.

(1) Tax Withholding. Participant agrees to make appropriate arrangements with the Company (or the Parent or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the Option exercise. Participant acknowledges and agrees that the Company may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

(2) Notice of Disqualifying Disposition of ISO Shares. If this Option granted to Participant herein is an ISO, and if Participant sells or otherwise disposes of any of the Shares acquired pursuant to the ISO on or before the later of (i) the date two (2) years after the Date of Grant, or (ii) the date one (1) year after the date of exercise, Participant shall immediately notify the Company in writing of such disposition. Participant agrees that Participant may be subject to income tax withholding by the Company on the compensation income recognized by Participant in connection with such disqualifying disposition.

(3) Code Section 409A. Under Code Section 409A, an option that vests after December 31, 2004 (or that vested on or prior to such date but which was materially modified after October 3, 2004) that was granted with a per share exercise price that is determined by the Internal Revenue Service (the “IRS”) to be less than the fair market value of the relevant share on the date of grant (a “discount option”) may be considered “deferred compensation.” An option that is a “discount option” may result in (i) income recognition by Participant prior to the exercise of the option, (ii) an additional twenty percent (20%) federal income tax, and (iii) potential penalty and interest charges. A “discount option” may also result in additional state income, penalty and interest tax to Participant. Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the per Share exercise price of this Option equals or exceeds the Fair Market Value of a Share on the date of grant in a later examination. Participant agrees that if the IRS determines that this Option was granted with a per Share exercise price that is less than the Fair Market Value of a Share on the date of grant, Participant shall be solely responsible for Participant’s costs related to such a determination.

OPTIONAL TO INCLUDE RESTRICTIVE COVENANTS

J. Restrictive Covenants.

(1) Confidential Information.

(i) Protection of Confidential Information. Participant acknowledges that the continued success of the Company and its subsidiaries and affiliates (collectively, the “Company Group”) depends upon the use and protection of a large body of confidential and proprietary information. All of such confidential and proprietary information now existing or to be developed in the future shall be referred to in this Option Agreement as “Confidential Information.” Confidential Information shall be interpreted as broadly as possible to include all information of any sort (whether merely remembered or embodied in a tangible or intangible form, and whether or not specifically labeled or identified as “confidential”) that is (a) related to the current or potential business of the members of the Company Group (including any of their predecessors prior to being acquired by the Company or another member of the Company Group) and (b) not generally or publicly known. Confidential Information includes, without specific limitation, the information, observations and data obtained by Participant during the period Participant remains employed or engaged by the Company Group and ending on the date on which Participant ceases to be employed or engaged by the Company Group for any or no reason (such period, the “Relationship Period”) concerning the business and affairs of the Company Group, and information concerning (I) acquisition opportunities in or reasonably related to the Company Group’s business or industry of which Participant becomes aware prior to or during the Relationship Period, (II) identities and requirements of, contractual arrangements with and other information regarding the Company Group’s employees (including personnel files and other information), suppliers, distributors, customers, independent contractors, third-party payors, providers or other business relations and their confidential information, including patient records, medical histories, billing information, credit card information, bank account information and other information concerning customers and patients (including all “Protected Health Information” within the meaning of the Health Insurance Portability and Accountability Act), (III) internal business information, including development, transition and transformation plans, methodologies and methods of doing business, strategic, staffing, training, marketing, promotional, sales and expansion plans and practices, including plans regarding planned and potential sales, historical and projected financial information, budgets and business plans, risk management practices, negotiation strategies and practices, opinion leader lists and databases, customer service approaches, integration processes, new and existing programs and services, cost, rate and pricing structures and terms and requirements and costs of providing service, support and equipment, (IV) trade secrets, technology, know-how, compilations of data and analyses, techniques, systems, formulae, research, records, reports, manuals, flow charts, documentation, models, data and data bases, (V) computer software, including operating systems, applications and program listings, (VI) devices, discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, designs, analyses, drawings, photographs, reports and all similar or related information (whether or not patentable and whether or not reduced to practice), (VII) copyrightable works, (VIII) intellectual property of every kind and description and (IX) all similar and related information in whatever form. Participant further acknowledges that the Confidential Information obtained or learned by Participant during the course of Participant’s employment or engagement (including, for all purposes herein, prior to the date hereof) with the Company Group concerning the business or affairs of the Company Group is the property of the Company Group. Therefore, Participant agrees that Participant shall not, directly or indirectly through any third party or affiliate, disclose to any unauthorized Person (as defined below) or use for Participant’s own account or for any purpose, other than as directly related to Participant’s performance of duties for the Company Group, any of such Confidential Information, whether or not developed by Participant, without the prior written consent of the Board, unless and to the extent that any Confidential Information (x) becomes generally known to and available for use by the public other than as a result of Participant’s acts or omissions to act, (y) is developed independently by Participant without reference to the Confidential Information, or (z) is required to be disclosed pursuant to any applicable law or court order. Participant shall take reasonable and appropriate steps to safeguard Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. Participant agrees to deliver to the Company at the end of the Relationship Period, or at any other time the Company may request in writing, all copies and embodiments, in whatever form, of memoranda, notes, plans, records, reports, studies and other documents and data, relating to the business or affairs of the Company Group (including all Confidential Information and Work Product (as defined below)) that Participant may then possess or have under Participant’s control. For purposes of this Option Agreement, “Person” means an individual, a partnership, a limited liability company, a corporation (whether or not for profit), an association, a joint stock company, a trust, a joint venture, an unincorporated organization, investment fund, any other business entity and a governmental entity or any department, agency or political subdivision thereof.

Signature Page to Stock Option Agreement

(ii) Use of Confidential Information. During the Relationship Period, Participant shall not use or disclose any confidential information or trade secrets, if any, of any former employers or any other Person to whom Participant has an obligation of confidentiality, and shall not bring onto the premises of the Company Group any unpublished documents or any property belonging to any former employer or any other Person to whom Participant has an obligation of confidentiality unless consented to in writing by the former employer or Person. Participant shall use in the performance of Participant’s duties only information that is (a) generally known and used by persons with training and experience comparable to Participant’s and that is (I) common knowledge in the industry or (II) is otherwise legally in the public domain, (b) otherwise provided or developed by any member of the Company Group or (c) in the case of materials, property or information belonging to any former employer or other Person to whom Participant has an obligation of confidentiality, approved for such use in writing by such former employer or person. If, at any time during the Relationship Period, Participant believes Participant is being asked to engage in work that will, or will be likely to, jeopardize any confidentiality or other obligations Participant may have to former employers, then Participant shall immediately advise the Company so that Participant’s duties can be modified appropriately.

(iii) Past Employment. Participant represents and warrants that Participant took nothing that belonged to any former employer when Participant left Participant’s prior position and that Participant has nothing that contains any information that belongs to any former employer. If at any time Participant discovers this is incorrect, Participant shall promptly advise the Company and return any such materials to Participant’s former employer. The Company Group does not want any such materials, and Participant shall not be permitted to use or refer to any such materials in the performance of Participant’s duties during the Relationship Period.

(iv) Third-Party Information. Participant understands that the Company Group shall receive confidential or proprietary information from third parties (“Third-Party Information”) subject to a duty on the Company Group’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the Relationship Period and thereafter, and without in any way limiting the provisions of Section J(1)(i), Participant will hold Third-Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company Group who need to know such information in connection with their work for the Company Group) or use, except in connection with Participant’s work for the Company Group, Third-Party Information, unless expressly authorized by a member of the Board in writing.

(v) Section 1833. 18 U.S.C. Section 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that (a) is made (I) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (II) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Accordingly, the parties to this Option Agreement have the right to disclose in confidence trade secrets to Federal, State, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law. The parties also have the right to disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure. Nothing in this Option Agreement is intended to conflict with 18 U.S.C. Section 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. Section 1833(b).

(vi) Whistleblower Protection. Notwithstanding anything to the contrary contained herein, no provision of this Option Agreement shall be interpreted so as to impede Participant (or any other individual) from reporting possible violations of Federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, or making other disclosures under the whistleblower provisions of Federal law or regulation. Participant does not need the prior authorization of the Company to make any such reports or disclosures and Participant shall not be not required to notify the Company that such reports or disclosures have been made.

(2) Ownership of Intellectual Property, Inventions and Patents. Participant acknowledges that all intellectual property, including all discoveries, concepts, ideas, inventions, innovations, improvements, developments, methods, processes, programs, designs, analyses, drawings, reports, patent applications, copyrightable work and mask work (whether or not including any confidential information) and all registrations or applications related thereto, all other proprietary information and all similar or related information (whether or not patentable), that relate to the Company Group’s actual or anticipated business, research and development or existing or future products or services and that are conceived, developed, contributed to, made or reduced to practice by Participant (whether alone or jointly with others) while employed by the Company Group, whether before or after the date of this Option Agreement, including any of the foregoing that constitutes any proprietary information or records (“Work Product”), belong to the Company Group. Any copyrightable work prepared in whole or in part by Participant in the course of Participant’s work for any of the foregoing entities shall be deemed a “work made for hire” to the maximum extent permitted under copyright laws, and the Company shall own all rights therein. To the extent any such copyrightable work or the intellectual property rights in the Work Product is not a “work made for hire,” Participant hereby assigns (nunc pro tunc, effective as of the first date of Participant’s employment or engagement by any member of the Company Group) and agrees to assign to the Company all right, title and interest, including copyright and all other intellectual property rights, in and to such copyrightable work and other Work Product. Participant shall promptly disclose such Work Product to the Board and, at the Company’s expense, perform all actions reasonably requested by the Board (whether during or after the Relationship Period) to establish and confirm such ownership by the Company (including assignments, consents, powers of attorney and other instruments).

Signature Page to Stock Option Agreement

(3) Non-Competition and Non-Solicitation. Participant acknowledges that in the course of Participant’s employment or engagement with any member of the Company Group, Participant has and will become familiar with the Company Group’s trade secrets, Confidential Information and intellectual property. Participant further acknowledges that Participant’s services have been and shall be of special, unique and extraordinary value to the Company Group. Therefore, without limiting any other obligations of Participant pursuant to this Option Agreement, in order to protect the legitimate business interests and goodwill of the Company Group, Participant accordingly covenants and agrees with the Company Group that:

(i) Non-Competition. During the period of time from the Date of Grant until the one (1)-year anniversary of the date of termination of Participant’s employment and engagement with the Company Group (such period, the “Protection Period”), except in furtherance of Participant’s services for the Company Group while employed or engaged thereby, Participant shall not, directly or indirectly, acquire or hold, beneficially or otherwise, any economic, financial or other interest (whether an equity interest or otherwise) in, act as an equity holder or employee, director/manager, independent contractor or representative of, manage, control, operate, consult with, render services in any capacity for, or otherwise participate in any Person (including any division, group or franchise of a larger organization), other than the Company Group, which engages in any business that competes with or otherwise engages in any aspect of the Business (as defined below) in any geographic area in which the Company Group conducts its Business during the Protection Period (each, a “Competitive Business”). For purposes of this Option Agreement, the term “participate in” shall include having any direct or indirect interest in any Person, whether as a sole proprietor, owner, stockholder, partner, joint venturer, creditor or otherwise, or rendering any direct or indirect service or assistance to any individual, corporation, partnership, joint venture or other business entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise). Notwithstanding the restrictions specified in this Section J(3)(i), nothing herein shall prohibit Participant from being a passive owner of not more than 2% of the outstanding stock of any class of a Competitive Business that is publicly traded, so long as Participant has no active participation in such Competitive Business. For purposes of this Option Agreement, “Business” shall mean the business of the Company as presently conducted and conducted by the Company as of the date of termination of Participant’s employment and engagement with the Company Group.

(ii) Non-Solicitation. During the Protection Period, Participant shall not, directly or indirectly, through another Person (other than a member of the Company Group), either individually or acting in concert with another Person or Persons, (a) induce, encourage, or solicit, or attempt to induce, encourage, or solicit, any employee or independent contractor of the Company Group to leave the employ or services of the Company Group, or in any way interfere with the relationship between the Company Group and any employee or independent contractor thereof, (b) hire or seek any business affiliation with any person who was an employee or independent contractor of the Company Group at any time during the twelve (12)-month period prior to the termination of the Relationship Period or (c) induce or encourage, or attempt to induce or encourage, any customer, supplier, licensee, licensor or other business relation of the Company Group with whom Participant has actually done business with or has a personal or material contact in connection with Participant’s involvement with the Company Group to cease doing business with any member of the Company Group, or in any way interfere with the relationship between any such customer, supplier, licensor or other business relation and any member of the Company Group (including making any negative or disparaging statements or communications regarding any member of the Company Group). Nothing in this Section J(3)(ii) shall prohibit Participant from hiring any employee or independent contractor following the twelve (12)-month anniversary of the termination of the employment or engagement of such employee or independent contractor, whether by the Company Group or by such employee or independent contractor.

Signature Page to Stock Option Agreement

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(iii) Non-Disparagement. Without limiting any other obligation of Participant pursuant to this Option Agreement, Participant hereby covenants and agrees that, except as may be required by applicable law, Participant shall not make any statement, written or verbal, in any forum or media, or take any other action in disparagement of any member of the Company Group during the Relationship Period or any time after the Relationship Period.

(iv) Blue-Pencil. If, at the time of enforcement of Section J(1), Section J(2) or this Section J(3), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area, and that the court shall be allowed to revise the restrictions contained herein to cover the maximum duration, scope and area permitted by law.

(v) Additional Acknowledgments. Participant acknowledges that the provisions of Section J(1), Section J(2) and this Section J(3) are in consideration of (a) the issuance of the Option pursuant to this Option Agreement and (b) additional good and valuable consideration as set forth in this Option Agreement. In addition, Participant agrees and acknowledges that the restrictions contained in Section J(1), Section J(2) and this Section J(3) do not preclude Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. In addition, Participant acknowledges (I) that the Business of the Company Group will be conducted throughout the United States and its territories and beyond, (II) notwithstanding the state of organization or principal office of the Company Group or facilities, or any of their respective executives or employees (including Participant), it is expected that the Company Group will have business activities and valuable business relationships within its industry throughout the United States and its territories and beyond, and (III) as part of Participant’s responsibilities, Participant may be traveling throughout the United States and other jurisdictions where the Company Group conducts business during the Relationship Period in furtherance of the Company Group’s business relationships. Participant agrees and acknowledges that the restrictions contained in Section J(1), Section J(2) and this Section J(3) are necessary to protect the legitimate business interests of the Company Group and that the potential harm to the Company Group of the non-enforcement of any provision of Section J(1), Section J(2) or this Section J(3) outweighs any potential harm to Participant of its enforcement by injunction or otherwise. Participant acknowledges that Participant has carefully read this Option Agreement and either consulted with legal counsel of Participant’s choosing regarding its contents or knowingly and voluntarily waived the opportunity to do so, has given careful consideration to the restraints imposed upon Participant by this Option Agreement and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company Group now existing or to be developed in the future. Participant expressly acknowledges and agrees that each and every restraint imposed by this Option Agreement is reasonable with respect to subject matter, duration and geographical area. Participant understands and agrees that the restrictive covenants in this Option Agreement are in addition to, and not in lieu of, any confidentiality, non-competition, non-solicitation or other similar obligations contained in any other agreements between Participant and any member of the Company Group, whether entered into before or after the date hereof (each, an “Additional Obligation”). By executing this Option Agreement, Participant acknowledges, reaffirms and agrees that Participant is and shall continue to be bound by the terms and conditions of such Additional Obligations.

Signature Page to Stock Option Agreement

(vi) Remedies; Specific Performance. Each member of the Company Group and each of the intended third party beneficiaries hereof shall be entitled to enforce its rights under this Option Agreement specifically, to recover damages and costs (including reasonable attorneys’ fees) caused by any breach of any provision of this Option Agreement by Participant and to exercise all other rights existing in its favor. Participant covenants that Participant will not challenge the reasonableness or enforceability of any of the covenants set forth in this Option Agreement, and that Participant will reimburse the Company Group for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Option Agreement if Participant challenges the reasonability or enforceability of any of the provisions of this Option Agreement. The parties hereto agree and acknowledge that in the event of the breach or a threatened breach by Participant of any of the provisions of Section J(1), Section J(2) or this Section J(3), the Company Group would suffer material and irreparable harm and money damages would not be a sufficient or adequate remedy for any such breach, and in addition and supplementary to other rights and remedies existing in its favor whether hereunder or under any other agreement, at law or in equity, each member of the Company Group and each of the intended third party beneficiaries shall be entitled to specific performance and/or injunctive or other equitable relief from a court of law or equity of competent jurisdiction in order to enforce or prevent any violations of the provisions hereof (without posting a bond, deposit or other security). In addition, in the event of an alleged breach or violation by Participant of this Section J(3), the Protection Period shall be tolled until such breach or violation has been duly cured.

K. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant. This Option Agreement is governed by the internal substantive laws but not the choice of law rules of Delaware.

L. No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE VESTING OF THIS OPTION PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE RIGHT OF THE COMPANY (OR THE PARENT OR SUBSIDIARY EMPLOYING OR RETAINING PARTICIPANT) TO TERMINATE PARTICIPANT’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

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Signature Page to Stock Option Agreement

Participant acknowledges receipt of a copy of the Plan, represents that he or she is familiar with the terms and provisions thereof and hereby accepts this Option subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of this Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option Agreement. Participant further agrees to notify the Company upon any change in the residence address indicated below.

PARTICIPANT	NYIAX, INC.

Signature	By

Print Name	Print Name

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Signature Page to Stock Option Agreement

EXHIBIT A

NYIAX, INC. 2021 EQUITY INCENTIVE PLAN

EXERCISE NOTICE

NYIAX, Inc.

__________

Attention: Chief Financial Officer

1. Exercise of Option. Effective as of today, , the undersigned (“Participant”) hereby elects to exercise Participant’s option (the “Option”) to purchase shares of the common stock (the “Shares”) of NYIAX, Inc. (the “Company”) under and pursuant to the NYIAX, Inc. 2021 Equity Incentive Plan (as amended from time to time, the “Plan”) and the Stock Option Agreement dated ______________ (the “Option Agreement”).

2. Delivery of Payment. Participant herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement, and any and all withholding taxes due in connection with the exercise of the Option.

3. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Participant further acknowledges that Participant has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to Participant regarding the Company.

4. Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to Participant, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Common Stock subject to the Option, notwithstanding the exercise of the Option. The Shares shall be issued to Participant as soon as practicable after the Option is exercised in accordance with the Option Agreement. No adjustment shall be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in Section 13 of the Plan.

5. The Company’s Right of First Refusal. Before any Shares held by Participant or any transferee (either being sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section 5 (the “Right of First Refusal”).

A. Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the “Notice”) stating: (i) the Holder’s bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee (“Proposed Transferee”); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the “Offered Price”), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

Exhibit A – Page 1

B. Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection C below.

C. Purchase Price. The purchase price (“Purchase Price”) for the Shares purchased by the Company or its assignee(s) under this Section 5 shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors (the “Board”) of the Company in good faith.

D. Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within thirty (30) days after receipt of the Notice or in the manner and at the times set forth in the Notice.

E. Holder’s Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section 5, then the Holder may sell or otherwise transfer such Shares to such Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within one hundred and twenty (120) days after the date of the Notice, that any such sale or other transfer is effected in accordance with any applicable securities laws and that the Proposed Transferee agrees in writing that the provisions of this Section 5 shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

F. Exception for Certain Family Transfers. Anything to the contrary contained in this Section 5 notwithstanding, the transfer of any or all of the Shares during Participant’s lifetime or on Participant’s death by will or intestacy to Participant’s immediate family or a trust for the benefit of Participant’s immediate family shall be exempt from the provisions of this Section 5. “Immediate family” as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section 5, and there shall be no further transfer of such Shares except in accordance with the terms of this Section 5.

G. Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares upon the earlier of (i) the first sale of Common Stock of the Company to the general public and (ii) a Change in Control in which the successor corporation has equity securities that are publicly traded.

6. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s purchase or disposition of the Shares. Participant represents that Participant has consulted with any tax consultants Participant deems advisable in connection with the purchase or disposition of the Shares and that Participant is not relying on the Company for any tax advice.

Exhibit A – Page 2

7. Restrictive Legends and Stop-Transfer Orders.

A. Legends. Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (AS AMENDED, THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER FOR A PERIOD OF TIME FOLLOWING THE EFFECTIVE DATE OF THE UNDERWRITTEN PUBLIC OFFERING OF THE COMPANY’S SECURITIES SET FORTH IN AN AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF BY THE HOLDER PRIOR TO THE EXPIRATION OF SUCH PERIOD WITHOUT THE CONSENT OF THE COMPANY OR THE MANAGING UNDERWRITER.

B. Stop-Transfer Notices. Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

C. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Exercise Notice or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

8. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Participant and his or her heirs, executors, administrators, successors and assigns.

9. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Participant or by the Company forthwith to the Administrator, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

Exhibit A – Page 3

10. Governing Law; Severability. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of Delaware In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Exercise Notice shall continue in full force and effect.

11. Entire Agreement. The Plan and Option Agreement are incorporated herein by reference. This Exercise Notice, the Plan, the Option Agreement and the Investment Representation Statement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to Participant’s interest except by means of a writing signed by the Company and Participant.

Submitted by:	Accepted by:

PARTICIPANT	NYIAX, INC.

Signature	By

«OptioneeName»
Print Name	Print Name

Title
Address:	Address:
«OptioneeStreetAddress»
«OptioneeCityStateZip»

Date received

Exhibit A – Page 4

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

PARTICIPANT	:	______________

COMPANY	:	NYIAX, INC.
:
SECURITY	:	COMMON STOCK

AMOUNT	:	«SHARES»

DATE	:

In connection with the purchase of the above-listed Securities, the undersigned Participant represents to the Company the following:

1. Participant is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Participant is acquiring these Securities for investment for Participant’s own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

2. Participant acknowledges and understands that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Participant’s investment intent as expressed herein. In this connection, Participant understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Participant’s representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one (1) year or any other fixed period in the future. Participant further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Participant further acknowledges and understands that the Company is under no obligation to register the Securities. Participant understands that the certificate evidencing the Securities shall be imprinted with any legend required under applicable state securities laws.

3. Participant is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to Participant, the exercise shall be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand- off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of the applicable conditions specified by Rule 144, including in the case of affiliates (1) the availability of certain public information about the Company, (2) the amount of Securities being sold during any three (3) month period not exceeding specified limitations, (3) the resale being made in an unsolicited “broker’s transaction”, transactions directly with a “market maker” or “riskless principal

Exhibit B – Page 1

4. transactions” (as those terms are defined under the Securities Exchange Act of 1934) and (4) the timely filing of a Form 144, if applicable.

In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which may require (i) the availability of current public information about the Company; (ii) the resale to occur more than a specified period after the purchase and full payment (within the meaning of Rule 144) for the Securities; and (iii) in the case of the sale of Securities by an affiliate, the satisfaction of the conditions set forth in sections (2), (3) and (4) of the paragraph immediately above.

5. Participant further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption shall be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 shall have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Participant understands that no assurances can be given that any such other registration exemption shall be available in such event.

PARTICIPANT

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Exhibit B – Page 2